UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                                _____________

                                  FORM 8-K

                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of report (Date of earliest event reported)  June 21, 2010
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                                  Zanett, Inc.
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(Exact name of registrant as specified in its charter)


Delaware                              001-32589              56-4389547
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(State or other jurisdiction         (Commission           (IRS Employer
of incorporation)                    File Number)         Identification No.)


635 Madison Avenue, 15th Floor, New York, NY                          10022
(Address of Principal Executive Offices)                           (Zip Code)


Registrant's telephone number, including area code:  (212) 583-0300
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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act        (17 CFR 240.14d-2(b))

     Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act         (17 CFR 240.13e-4(c))


Item 1.01.      Entry into a Material Definitive Agreement.

On June 21, 2010, Zanett, Inc. (the "Company"), together with its wholly-owned subsidiary, Zanett Commercial Solutions, Inc. ("ZCS"; and together with the Company, the "Borrowers"), entered into a Forbearance Agreement (the "Agreement") with Bank of America, N.A., as successor-by-merger to LaSalle Bank National Association (the "Lender") relating to the existence of certain events of default under the Loan and Security Agreement between the Borrowers and the Lender dated December 21, 2006, as amended (the "Loan Agreement"), and the expiration of the term of the Loan Agreement on June 21, 2010.
Under the Agreement, the Lender agreed to forbear from exercising the rights and remedies available to it under the Loan Agreement until the earlier of the occurrence of: (i) an event of default under the Loan Agreement (but not including the events of default described in the Agreement), (ii) a breach of the Borrowers' obligations or covenants under the Agreement, or (iii) July 21, 2010 (the "Forbearance Term"). In addition, the Agreement increased the interest rate by 2% to the base rate under the Loan Agreement plus 5.0% per annum. Under the Agreement, the advance rate under the Loan Agreement will be reduced from eighty percent (80%) of the face amount of Borrowers' then existing eligible accounts by 2.5% each Tuesday commencing on Tuesday, July 6, 2010.

Upon expiration or earlier termination of the Forbearance Term, the Lender may, without notice or demand, cause all outstanding liabilities outstanding under the Loan Agreement to become immediately due and payable, and the Lender may terminate its obligation to forbear under the Agreement, cease making advances under the Loan Agreement, and exercise all remedies available to the Lender under law, equity or otherwise. The Borrowers agreed to pay the Lender a forbearance fee equal to $30,000.

The Borrowers agreed to certain customary covenants, conditions, waivers, and releases under the Agreement, made certain representations and warranties, and agreed to indemnify the Lender and its affiliates against actions that may occur under the Loan Agreement, the Agreement, and related agreements and documents.

The foregoing is a summary of certain material terms and conditions of the Agreement, and not a complete discussion of the Agreement. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Agreement attached to this Current Report on Form 8-K in Exhibit 10.1, and incorporated herein by reference.


Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No. Description
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10.1        Forbearance Agreement June 21, 2010, among Bank of America,
            N.A., as successor-by-merger to LaSalle Bank National
            Association , Zanett, Inc., and Zanett Commercial
            Solutions, Inc.



                                  SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  ZANETT, INC.



Date:  June 24, 2010                By: /s/ Dennis Harkins
                                    Dennis Harkins
                                    Chief Financial Officer


EXHIBIT INDEX

Exhibit No. Description
---------   -----------

10.1 Forbearance Agreement June 21, 2010, among Bank of America, N.A., as successor-by-merger to LaSalle Bank National Association, Zanett, Inc.,and Zanett Commercial Solutions, Inc.

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